UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2012

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 15, 2012, Bryn Mawr Bank Corporation (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), entered into that certain Amendment to Stock Purchase Agreement (the “Amendment”), which amends that certain Stock Purchase Agreement (the “Agreement”), dated as of February 3, 2012, by and among the Corporation, Boston Private Financial Holdings, Inc. and members of Davidson Trust Company’s management group (collectively, the “Seller Parties”).

The Amendment served to, among other things, (i) revise the definition of AUM Ratio to reflect an initial Asset Value measurement date of April 30, 2012 instead of the closing date of May 15, 2012, and make conforming changes to the definitions of Six-Month Payment Date, Twelve-Month Payment Date and Eighteen-Month Payment Date and (ii) revise the closing condition pertaining to Asset Value to incorporate a measurement date of April 30, 2012 instead of the Closing Date of May 15, 2012. Capitalized terms used but not defined herein have the meaning ascribed to them in the Agreement.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 2.1 hereto and incorporated herein by reference in its entirety.

Item 8.01	Other Events

On May 15, 2012, the Corporation’s previously announced acquisition (the “Acquisition”) of all of the issued and outstanding common stock of Davidson Trust Company (“DTC”) from the Seller Parties, as contemplated by the Agreement, was completed. The purchase price paid at closing in cash by the Corporation to the Seller Parties was $7.35 million, with up to $3.15 million to be paid in cash installments on the 6-, 12- and 18-month anniversaries of April 30, 2012, subject to certain post-closing contingencies relating to DTC’s assets under management.

Immediately after the completion of the Acquisition, DTC was merged with and into the Bank, a wholly-owned subsidiary of the Corporation, with the Bank surviving the merger.

The foregoing summary of the Acquisition is not complete and is qualified in its entirety by reference to the complete text of the Agreement and the Amendment. The Corporation also issued a press release dated May 15, 2012, attached as Exhibit 99.1 hereto and incorporated by reference herein.

On May 15, 2012, the Corporation, awarded 4,908 shares of its Common stock to six (6) individuals (each a “Grantee”) in connection with their employment by the Bank commencing on May 15, 2012 and as an inducement to their acceptance of such employment. Each of the Grantees had been a key employee of DTC immediately prior to the Acquisition and DTC’s merger into the Bank in accordance with the Agreement.

On May 18, 2012, the Corporation issued a press release related to the inducement awards discussed above. The press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

The information in this Current Report on Form 8-K, including the exhibits attached hereto and incorporated by reference into this Item 8.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibits attached hereto, shall not be deemed incorporated by reference into any of the Corporation’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 2.1	Amendment to Stock Purchase Agreement, dated as of May 15, 2012, by and among Bryn Mawr Bank Corporation, Davidson Trust Company, Boston Private (PA) Corporation, Bruce K. Bauder, Ernest E. Cecilia, Joseph J. Costigan, William S. Covert, James M. Davidson, Steven R. Klammer, N. Ray Sague, Malcolm C. Wilson, Boston Private Financial Holdings, Inc., and Alvin A. Clay III

Exhibit 99.1	Press Release dated May 15, 2012

Exhibit 99.2	Press Release dated May 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II
President and CEO

Date: May 18, 2012

EXHIBITS INDEX

Exhibit	Description

Exhibit 2.1	Amendment to Stock Purchase Agreement, dated as of May 15, 2012, by and among Bryn Mawr Bank Corporation, Davidson Trust Company, Boston Private (PA) Corporation, Bruce K. Bauder, Ernest E. Cecilia, Joseph J. Costigan, William S. Covert, James M. Davidson, Steven R. Klammer, N. Ray Sague, Malcolm C. Wilson, Boston Private Financial Holdings, Inc., and Alvin A. Clay III

Exhibit 99.1	Press Release dated May 15, 2012

Exhibit 99.2	Press Release dated May 18, 2012